Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-217819) pertaining to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan,

2.	Registration Statement (Form S-8 No. 333-188461) pertaining to the Och-Ziff Capital Management Group LLC 2013 Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-188459) pertaining to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan, and

4.	Registration Statement (Form S-8 No. 333-155315) pertaining to the Och-Ziff Capital Management Group LLC Amended and Restated 2007 Equity Incentive Plan;
of our reports dated March 15, 2019, with respect to the consolidated financial statements of Och-Ziff Capital Management Group LLC and the effectiveness of internal control over financial reporting of Och-Ziff Capital Management Group LLC included in this Annual Report (Form 10-K) of Och-Ziff Capital Management Group LLC for the year ended December 31, 2018.

/s/ Ernst & Young LLP
New York, New York
March 15, 2019